AMENDMENT

                to the Reinsurance Agreements (the "Agreements")
                    listed in the attached Exhibit I, between

              CUNA MUTUAL LIFE INSURANCE COMPANY of Waverly, Iowa,
                        ("Ceding Company" or "REINSURED")

            hereinafter referred to collectively as the "REINSURED,"

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,
                            ("Lincoln" or "LINCOLN")

             hereinafter referred to collectively as the "LINCOLN."

1. Effective the first day of January, 1999, LINCOLN agrees to be bound by the provisions of the New Mexico Domestic Abuse Insurance Protection Act (59A-16B NMSA 1997) in all respects and to be subject to enforcement of the Act in the courts of the state of New Mexico in relation to any confidential abuse information relating to a resident of the state of New Mexico that is transferred to LINCOLN by the REINSURED. The Agreements, to be subject to enforcement of the Act in the courts of the state of New Mexico, shall be limited to compliance with the Act by LINCOLN. All disputes between LINCOLN and the REINSURED arising out of or related to the Agreements shall continue to be decided by arbitration according to the Agreements which shall be unaffected by this amendment.

2. The provisions of this amendment shall be subject to all the terms and conditions of the Agreements which do not conflict with the terms hereof.

991027jg.amd/762
See Exhibit I                                                             Page 1

    IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate one the dates shown below.

CUNA MUTUAL LIFE INSURANCE COMPANY

Signed at  Waverly, IA
          ---------------------------
By  /s/ Michael A. Hulme                      By  /s/ Barbara L. Secor
   ----------------------------------            -------------------------------

Title AVP, L&H Product Mgmt.                  Title  Assistant Secretary
      -------------------------------               ----------------------------

Date  12/3/1999                               Date  12/3/1999
     --------------------------------              -----------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort wayne, Indiana

By  /s/ James B. Keller                       By  /s/ Elena Gilev
   ----------------------------------            -------------------------------
           Vice President                               Assistant Secretary

Date  10/11/99                                Date  10/8/99
     --------------------------------              -----------------------------

991027jg.amd / 762
See Exhibit I                                                             Page 2

                                   EXHIBIT  I
                           (Effective January 1, 1999)

                                                   Agreement
Agreement Number/           Type of              Effective Date      Agreement
Revision  Number           Agreement           from      through      Status*
-----------------          ---------           ----      -------     ---------

       2/7            Modified Coinsurance     09-01-43  07-31-56     Closed
       3/4          Risk Premium Reinsurance   08-01-56  02-29-68     Closed
       4/4          Risk Premium Reinsurance   03-01-68  08-31-70     Closed
       5/17         Risk Premium Reinsurance   09-01-70  12-31-81     Closed
       7/14         Risk Premium Reinsurance   01-01-82     --       Effective
       8/21         Risk Premium Reinsurance   09-01-83     --       Effective
       9/4             Disability Income       01-01-84     --       Effective
       11/9               Coinsurance          01-01-87     --       Effective

* Status Description:

  Effective  =  Agreement signed, returned and in effect.
  Closed     =  Reinsurance agreement closed for new business; but with in-force business still covered by that agreement.

991027jg.amd / 762
See Exhibit I                                                             Page 3